UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2008

INTELLIGENT SYSTEMS CORPORATION
 (Exact name of registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4355 Shackleford Road, Norcross, Georgia	30093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381-2900

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

On April 21, 2008, Intelligent Systems Corporation (the “Company”) filed a Current Report on Form 8-K reporting that effective April 16, 2008, the Company and two subsidiaries, VISaer, Inc. and VISaer (UK) Limited (collectively, “VISaer”) completed the sale of substantially all the assets related to VISaer’s business. In the Form 8-K filed on April 21, 2008, the Company indicated that the pro forma financial information required under Item 9.01 would be filed no later than 71 days after the date on which the Current Report on Form 8-K was required to be filed. This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K to include the required pro forma financial information for the transaction.

Item 2.01 Completion of Acquisition or Disposition of Assets

Sale of VISaer Business – Effective April 16, 2008, the Company and VISaer completed the sale of substantially all the assets related to VISaer’s business pursuant to the terms of an asset purchase agreement (the “Asset Purchase Agreement”) between IBS Technics, Inc. (“IBS Technics”) and the Company and VISaer. IBS Technics is a subsidiary of IBS Software Services, Inc. (“IBS”), a software services company that had previously provided certain software development services to VISaer as an independent third party contractor.

The purchase price consisted of $3,025,000 paid in cash at closing plus future earn-out and contingent payments to be paid over four years based on certain performance metrics of the VISaer business following the sale, with guaranteed minimum payments aggregating $1,500,000 (discounted to $1,261,000), payable in cash in three equal installments in 2010, 2011 and 2012. In addition, IBS Technics assumed liabilities of VISaer of approximately $250,000 related to employee vacation benefits and $437,000 owed to IBS for prior software development services. IBS hired the VISaer employees as of the effective date of the transaction and assumed all customer contracts, including the ongoing liabilities and obligations associated with performance of such contracts. VISaer retained the remainder of the liabilities of the VISaer business along with cash and accounts receivable aggregating approximately $450,000 as of the closing date. The Company will classify the VISaer operation as discontinued operations in all future reporting periods.

Item 9.01. Financial Statements and Exhibits

(b) Unaudited Pro Forma Financial Information

The following unaudited pro forma financial statements give effect to the sale of the VISaer business in accordance with Article 11 of Regulation S-X and are based upon currently available information and certain assumptions management considered reasonable under the circumstances. Based on the carrying value of the assets and liabilities involved in the VISaer sale on the closing date and the estimated costs and expenses incurred in connection with the sale, the Company anticipates that it will record a net gain of $3.1 million on the VISaer sale. The unaudited pro forma statements of operations presented herein exclude this anticipated gain.

The unaudited pro forma condensed balance sheet assumes the VISaer sale occurred as of March 31, 2008. Such pro forma information is based on the consolidated historical unaudited balance sheet data of the Company and VISaer as of March 31, 2008. The unaudited pro forma balance sheet is not necessarily indicative of the results that would have been reported had the VISaer sale actually occurred on that date, nor is it necessarily indicative of the Company’s future financial position. The unaudited pro forma condensed statement of operations for the three months ended March 31, 2008 gives effect to the VISaer sale as if the sale had occurred on January 1, 2008. The unaudited pro forma condensed statement of operations for the year ended December 31, 2007 gives effect to the VISaer sale as if the sale had occurred on January 1, 2007. The unaudited pro forma financial statements provided herein do not include any amounts related to potential contingency payments (which are in excess of the guaranteed future payments) which may be paid to the Company in future periods since the amount of such payments, if any, is not determinable at this time.

The unaudited pro forma financial statements are based on and should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements and notes thereto of the Company.

PRO FORMA CONSOLIDATED BALANCE SHEET
(unaudited, in thousands except for per share amounts)

		Disposition
As of March 31, 2008	As Reported	Adjustments		Pro Forma
ASSETS
Current assets:
Cash	$703	$3,025	a	$3,728
Accounts receivable, net	2,556	—		2,556
Note and interest receivable, current portion	550	—		550
Inventories	1,469	—		1,469
Other current assets	2,607	(784	) b	1,823

Total current assets	7,885	2,241		10,126

Long-term investments	1,153	—		1,153
Long-term note receivable, net of current portion	221	1,261	a	1,482
Property and equipment, at cost less accumulated depreciation	1,910	(16	) b	1,894
Goodwill, net	2,047	(1,653	) b	394
Other intangibles, net	302	—		302
Other assets, net	17	(17	) b	—

Total assets	$13,535	$1,816		$15,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$1,817	$—		$1,817
Note payable, current portion	93	—		93
Accounts payable	1,646	(437	) b	1,209
Deferred revenue	2,763	(640	) b	2,123
Accrued payroll	1,047	(250	) b	797
Accrued expenses and other current liabilities, net	1,901	75	b, c	1,976

Total current liabilities	9,267	(1,252)		8,015

Long-term liabilities	229	—		229
Minority interest	1,516	—		1,516

Stockholders’ equity:
Common stock, $0.01 par value	45	—		45
Paid-in capital	18,440	—		18,440
Accumulated other comprehensive loss	(132)	—		(132)
Accumulated deficit	(15,830)	3,068	d	(12,762)

Total stockholders’ equity	2,523	3,068		5,591

Total liabilities and stockholders’ equity	$13,535	$1,816		$15,351

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2008
(unaudited; in thousands, except share and per share amounts)

		Disposition
	As Reported	Adjustments		Pro Forma

Revenue
Products	$4,021	$(40	) e	$3,981
Services	683	(587	) e	96

Total revenue	4,704	(627)		4,077

Cost of sales
Products	2,117	(2	) e	2,115
Services	564	(363	) e	201

Total cost of sales	2,681	(365)		2,316

Expenses
Marketing	843	(74	) e	769
General & administrative	1,471	(154	) e	1,317
Research & development	1,202	(393	) e	809

Loss from continuing operations	(1,493)	359		(1,134)

Other income
Interest income (expense), net	(5)	20	f	15
Equity in earnings of affiliate companies	25	—		25
Other expense, net	(2)	2	e	—

Loss from continuing operations before income tax	(1,475)	381		(1,094)

Income tax	12			12

Net loss from continuing operations	$(1,487)	$381		$(1,106)

Basic and diluted loss per share from continuing operations	$(0.33)	$0.08		$(0.25)

Basic and diluted weighted average shares outstanding	4,478,971			4,478,971

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(unaudited; in thousands, except share and per share amounts)

		Disposition
	As Reported	Adjustments		Pro Forma
Revenue
Products	$14,555	$(28	) e	$14,527
Services	4,450	(3,566	) e	884

Total revenue	19,005	(3,594)		15,411

Cost of sales
Products	7,748	(3	) e	7,745
Services	2,655	(1,813	) e	842

Total cost of sales	10,403	(1,816)		8,587

Expenses
Marketing	3,075	(363	) e	2,712
General & administrative	4,358	(425	) e	3,933
Research & development	5,032	(1,721	) e	3,311

Loss from operations	(3,863)	731		(3,132)

Other income (expense)
Interest income, net	136	108	e, f	244
Investment income, net	82	—		82
Equity in income (loss) of affiliate companies, net	(13)	—		(13)
Other expense, net	(49)	12	e	(37)

Loss from continuing operations before income tax provision	(3,707)	851		(2,856)

Income tax	17	(7	) e	10

Loss from continuing operations	$(3,724)	858		$(2,866)

Gain on sale of discontinued operations, no tax effect	1,300	—		1,300

Net loss	$(2,424)	$858		$(1,566)

Basic and diluted loss per share, continuing operations	$(0.83)	$0.19		$(0.64)
Basic and diluted income per share, discontinued operations	$0.29	—		$0.29

Basic and diluted loss per share	$(0.54)	$0.19		$(0.35)

Basic and diluted weighted average shares outstanding	4,478,971			4,478,971

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Financial Statements
1. Basis of Presentation: The historical financial information for the Company as of March 31, 2008 presented herein has been derived from the unaudited consolidated financial statements included in the Company’s Form 10-QSB for the quarter ended March 31, 2008. The historical financial information for the Company for the year ended December 31, 2007 presented herein has been derived from the audited historical consolidated financial statements included in the Company’s Form 10-KSB for the year ended December 31, 2007.
The unaudited pro forma financial statements are based on and should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements and notes thereto of the Company.
2. Dispostion Adjustments:
a.	To record proceeds received in the VISaer sale consisting of $3,025,000 cash and a guaranteed payment by IBS Technics in the principal amount of $1,500,000 (discounted to $1,261,000 net present value), which is classified as Long-term Note Receivable. The amounts are payable in 3 equal installments of $500,000 in 2010, 2011 and 2012.

b.	To record assets and liabilities of VISaer transferred to IBS Technics.

c.	To record actual and accrued transaction related expenses consisting of legal, accounting and other anticipated expenses aggregating approximately $75,000. Such amounts are based on management’s current information and reasonable judgment. Actual expenses could be more or less than estimated.

d.	To record the pro forma gain on the VISaer sale. Actual gain on the sale may differ from the pro forma gain shown due to differences in the carrying values of the assets and liabilities at March 31, 2008 compared to the carrying values on the actual transaction date.

e.	To record adjustments to eliminate the historical consolidated results of operations of VISaer.

f.	To record estimated interest income related to the discounted guaranteed payments by IBS Technics which would have been earned by the Company had the sale transaction been effective as of the first day of the respective period.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008	INTELLIGENT SYSTEMS CORPORATION (Registrant)

/s/ Bonnie L. Herron

	By:	Bonnie L. Herron
Chief Financial Officer